EXHIBIT 21.1
LIST OF SUBSIDIARIES OF CARETRUST REIT, INC.*

1	CareTrust GP, LLC**	86.	Stillhouse Health Holdings LLC
2	CTR Partnership, L.P.**	87.	Temple Health Holdings LLC
3	CareTrust Capital Corp.**	88.	Tenth East Holdings LLC
4	18th Place Health Holdings LLC	89.	Terrace Holdings AZ LLC
5	49th Street Health Holdings LLC	90.	Trinity Mill Holdings LLC
6	4th Street Holdings LLC	91.	Trousdale Health Holdings LLC
7	51st Avenue Health Holdings LLC	92.	Tulalip Bay Health Holdings LLC
8	Anson Health Holdings LLC	93.	Valley Health Holdings LLC
9	Arapahoe Health Holdings LLC	94.	Verde Villa Holdings LLC
10	Arrow Tree Health Holdings LLC	95.	Wayne Health Holdings LLC
11	Avenue N Holdings LLC	96.	Willits Health Holdings LLC
12	Big Sioux River Health Holdings LLC	97.	Willows Health Holdings LLC
13	Boardwalk Health Holdings LLC	98.	Wisteria Health Holdings LLC
14	Bogardus Health Holdings LLC	99.	CTR Arvada Preferred, LLC**
15	Burley Healthcare Holdings LLC	100.	CTR Cascadia Preferred, LLC**
16	Casa Linda Retirement LLC	101.	160 North Patterson Avenue, LLC***
17	Cedar Avenue Holdings LLC	102.	4075 54th Street, LLC***
18	Cherry Health Holdings LLC	103.	8665 La Mesa Boulevard, LLC***
19	CM Health Holdings LLC	104.	7039 Alondra Boulevard, LLC***
20	Cottonwood Health Holdings LLC	105.	10625 Leffingwell Road, LLC***
21	Dallas Independence LLC	106.	Serento Holding Company, LLC**/****
22	Dixie Health Holdings LLC	107.	17803 Imperial Hwy, LLC***/****
23	Emmett Healthcare Holdings LLC	108.	1740 San Dimas, LLC***/****
24	Ensign Bellflower LLC	109.	CTRE Vista JV, LLC**/****
25	Ensign Highland LLC	110.	247 E. Bobier Drive, LLC***/****
26	Ensign Southland LLC	111.	Pacific SNF Holding Company, LLC**/****
27	Everglades Health Holdings LLC	112.	Morgan Hills 370 Realty LLC**/****
28	Expo Park Health Holdings LLC	113.	Capitola 1935 Realty LLC***/****
29	Expressway Health Holdings LLC	114.	2985 N. G. Street Holding, LLC**/****
30	Falls City Health Holdings LLC	115.	2985 N. G. Street PropCo, LLC***/****
31	Fifth East Holdings LLC	116.	Lakewest SNF Realty, LLC+/****
32	Fig Street Health Holdings LLC	117.	Alamitos Katella Holding Company, LLC**/****
33	Flamingo Health Holdings LLC	118.	3902 Katella Avenue, LLC***/****
34	Fort Street Health Holdings LLC	119.	3952 Katella Avenue, LLC***/****
35	Gazebo Park Health Holdings LLC	120.	8170 Murray Holding Company, LLC**/****
36	Gillette Park Health Holdings LLC	121.	8170 Murray PropCo, LLC***/****
37	Golfview Holdings LLC	122.	CTRE EA TN HoldCo, LLC**/****
38	Granada Investments LLC	123.	1900 Parr Avenue TN LLC**/****
39	Guadalupe Health Holdings LLC	124.	2031 Avondale Street TN LLC**/****
40	Gulf Coast Buyer 1 LLC**	125.	800 Volunteer Drive TN LLC**/****
41	Hillendahl Health Holdings LLC	126.	1536 Appling Care Lane TN LLC**/****
42	Hillview Health Holdings LLC	127.	5070 Sanderlin Avenue TN LLC**/****
43	Irving Health Holdings LLC	128.	765 Bert Johnston Avenue TN LLC**/****
44	Ives Health Holdings LLC	129.	45 Forest Cove TN LLC**/****
45	Jefferson Ralston Holdings LLC	130.	121 Physicians Dr TN LLC**/****
46	Jordan Health Properties LLC	131.	597 West Forest Avenue TN LLC**/****
47	Josey Ranch Healthcare Holdings LLC	132.	1513 N 2nd Street TN LLC**/****
48	Kings Court Health Holdings LLC	133.	5275 Millennium Drive AL LLC**/****
49	Lafayette Health Holdings LLC	134.	1245 E College St TN LLC**/****
50.	Lemon River Holdings LLC	135.	7424 Middlebrook Pike TN LLC**/****
51.	Lockwood Health Holdings LLC	136.	7512 Middlebrook Pike TN LLC**/****
52.	Long Beach Health Associates LLC	137.	460 Hannings Lane TN LLC**/****
53.	Lowell Health Holdings LLC	138.	1630 E Reelfoot Ave TN LLC**/****
54.	Lowell Lake Health Holdings LLC	139.	900 Professional Park Drive TN LLC**/****
55.	Lufkin Health Holdings LLC	140.	119 Kittrell Street TN LLC**/****
56.	Meadowbrook Health Associates LLC	141.	444 One Eleven Place TN LLC**/****
57.	Memorial Health Holdings LLC	142.	4343 Ashland City Highway TN LLC**/****
58.	Mesquite Health Holdings LLC	143.	2650 North Mt Juliet Road TN LLC**/****
59.	Mission CCRC LLC	144.	202 East Mtcs Road TN LLC**/****
60.	Moenium Holdings LLC	145.	813 S Dickerson Rd TN LLC**/****
61.	Mountainview Communitycare LLC	146.	895 Powers Blvd TN LLC**/****
62.	Northshore Healthcare Holdings LLC	147.	704 Dupree Road TN LLC**/****
63.	Oleson Park Health Holdings LLC	148.	175 Hospital Drive TN LLC**/****
64.	Orem Health Holdings LLC	149.	727 East Church Street TN LLC**/****
65.	Paredes Health Holdings LLC	150.	835 East Poplar Avenue TN LLC**/****
66.	Plaza Health Holdings LLC	151.	1070 Old Ocean Highway LLC**
67.	Polk Health Holdings LLC	152.	86 Old Airport Road LLC**
68.	Prairie Health Holdings LLC	153.	7166 Jordan Road LLC**
69.	Price Health Holdings LLC	154.	1930 West Sugar Creek Road LLC**
70.	Queen City Health Holdings LLC	155.	3514 Sidney Road LLC**
71.	Queensway Health Holdings LLC	156.	CTRE Loma Linda JV, LLC**
72.	RB Heights Health Holdings LLC	157.	CTRE 2024 PA Holdings, LLC
73.	Regal Road Health Holdings LLC	158.	PA HoldCo 1 Bethel Park LLC
74.	Renee Avenue Health Holdings LLC	159.	PA HoldCo 2 Bethel Park LLC
75.	Rillito Holdings LLC	160.	60 Highland Road PA Owner LLC
76	Rio Grande Health Holdings LLC	161.	PA HoldCo 1 Cannonsburg LLC
77	Salmon River Health Holdings LLC	162.	PA HoldCo 2 Cannonsburg LLC
78	Salt Lake Independence LLC	163.	113 West McMurray Road PA Owner LLC
79	San Corrine Health Holdings LLC	164.	PA HoldCo 1 Monroeville LLC
80.	Saratoga Health Holdings LLC	165.	PA HoldCo 2 Monroeville LLC
81.	Silver Lake Health Holdings LLC	166.	885 MacBeth Drive PA Owner LLC
82.	Silverada Health Holdings LLC	167.	PA HoldCo 1 Whitehall LLC
83.	Sky Holdings AZ LLC	168.	PA HoldCo 2 Whitehall LLC
84.	Snohomish Health Holdings LLC	169.	505 Weyman Road PA Owner LLC
85.	South Dora Health Holdings LLC	170.	CTRE JV HoldCo LLC
*    Unless otherwise indicated, the jurisdiction of formation or incorporation, as applicable, of each of the subsidiaries listed herein is Nevada.
**    Formed or incorporated in Delaware.
***     Formed in California.
****    Subsidiaries held through a joint venture.
+    Formed in Texas.